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                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Large Scale Biology Corporation on Form S-8 of our report dated April 3, 2000, July 17, 2000, as to Note 15 and August 8, 2000, as to the last paragraph of
Note 1 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 15), appearing in Registration Statement 333-34198 on Form S-1 of Large Scale Biology Corporation.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Sacramento, California

August 11, 2000